SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  September 12, 1996


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (602) 571-4000
            (Registrant's telephone number, including area code)


ITEM 5. -- OTHER EVENTS

Income Tax Benefits

      Based on actual operating results for July and August of 1996 and estimated operating results for September 1996, the Company believes it will recognize income tax benefits in September 1996 of approximately $65 million to $75 million, or approximately $2.02 to $2.33 per average share of common stock, related to the expected future utilization of net operating losses (NOLs) generated in prior periods. The Company believes it is more likely than not that such NOLs will be used in the future to reduce income taxes payable. These tax benefits will be partially offset by income tax expense related to the operating results for the third quarter of 1996.

      The recognition of the estimated benefit in the third quarter of 1996 results from a revision in the estimated amount of NOLs that the Company believes are likely to reduce future taxable income. The Company recognizes benefits related to prior period NOLs based on changes in the estimated amount of NOLs that, in the Company's judgment, are more likely than not to be realized in the future. A significant factor, among others, considered in estimating such amount is the three year historical average net book income. The Company's operating results for the third quarter of 1996 are expected to be significantly greater than those for the third quarter of 1993, causing the three year historical average net book income of the Company to increase.

     If the Company's operating results continue to improve, the three year historical average net book income will increase. Correspondingly, the Company will likely recognize NOL benefits totaling up to approximately $70 million over the next two years relating to the remaining unrecognized balance of prior period NOLs at September 30, 1996. The amount of NOL benefits recognized in periods subsequent to the third quarter of 1996, if any, may vary significantly from the estimated benefits described in this paragraph. In addition, in future periods when such NOLs are utilized to offset taxable income, income tax expense shown on the Company's Consolidated Statements of Income
(Loss) will not be reduced to reflect such utilization.

Ruling on Arizona Sales Tax Assessment

      As previously reported in Note 2, Tax Assessments, of the Company's Notes to Consolidated Financial Statements (Note 2) contained in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996, the Arizona Department of Revenue (ADOR) issued transaction privilege (sales) tax assessments to the Company alleging that Valencia Energy Company (Valencia), a wholly-owned subsidiary of the Company, was liable for sales tax on gross income received from coal sales, transportation and coal-handling services to the Company for the period November
1985  through  May  1993.  The Company had  protested  these assessments. On March 11, 1994, the Arizona Tax Court issued a Minute Entry granting Summary Judgment to the ADOR and upholding the validity of the assessment issued for the period November 1985 through March 1990. The Company appealed this decision to the Court of Appeals. On September 12, 1996, the Arizona Court of Appeals upheld the validity of the assessment issued for the period November 1985 through March 1990. The Company intends to ask the Court of Appeals for reconsideration of their September 12, 1996 decision. Additionally, the Company is still protesting the assessments for the period April 1990 through May 1993.

      Previously, the Company had recorded an expense, through the Consolidated Statements of Income (Loss) in current and prior years and related liability for the amount of sales taxes and interest thereon which the Company then believed was probable of incurrence. As a result of the Court of Appeals decision, the Company has now recorded an additional pre-tax expense of approximately $9.2 million ($5.5 million after tax) in September 1996. The amounts recorded by the Company included estimates for the period June 1993 through September 1996, the period for which the Company has not yet been assessed.

       Generally, Arizona law requires payment of an assessment due prior to pursuing the appellate process. The Company has previously paid, under protest, a total of $23 million of the disputed sales tax assessments, subject to refund in the event the Company would prevail. The Court's decision does not require additional cash payments by the Company at this time.

      On May 31, 1996, Valencia was merged into the Company. Effective with the merger, Valencia no longer supplies coal to the Company. Instead the Company acquires coal directly from the supplier. As a result, the Company believes it will not be liable for transaction privilege tax computed on a basis similar to the assessments described herein subsequent to May 31, 1996.

Ruling on New Mexico Sales Tax Liability

      In the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996, the Company reported in Note 2 that the New Mexico Taxation and Revenue Department had issued a gross receipts tax assessment to a seller from whom Valencia purchased coal, alleging sales tax liability of approximately $12 million on payments made to the seller for coal Valencia purchased for resale and which Valencia resold. The terms of the coal supply agreement provide that the buyer shall bear and pay all such gross receipt taxes. The assessment covered the period June 1993 to April 1996. On September 18, 1996, the New Mexico Taxation and Revenue Department issued an amended assessment showing that no such taxes were owed. No adjustment was required as a result of this amended assessment.

Reversal of Prior Period Losses

      In the third quarter of 1996, the Company's investment subsidiaries satisfied approximately $8.5 million of short-term debt obligations with the assignment of certain finance receivables held by such investment subsidiaries. Upon settlement, a provision for loss recorded against such receivables in prior years was reversed, resulting in pre-tax income of approximately $8.5 million ($5.1 million after tax).

               *              *              *

      Statements regarding NOL benefits to be recognized in the third quarter of 1996 and subsequent periods made under the caption "Income Tax Benefits" of this report constitute "forward-looking statements," as defined in the Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. The projections made herein are expressed in good faith and believed by the Company to have a reasonable basis, but there can be no assurance that actual income tax benefits will not differ materially from the estimates described herein. Actual operating results for September 1996 and operating results for future periods could cause actual results to differ materially from those set forth in the forward-looking statements.

                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              TUCSON ELECTRIC POWER COMPANY
                                        (Registrant)


Date:  October 1, 1996                  Ira R. Adler
                                        Ira R. Adler
                                  Senior Vice President and
                                 Principal Financial Officer